Chembio’s DPP® Oral Fluid HIV Test Approved by USAID
Outstanding Performance vs. Leading Tests in International Study
 U.S. Clinical Trials Commenced, Company Participating in U.S. HIV Testing Conference 3/ 24-26

MEDFORD, N.Y (March 24, 2010) – Chembio Diagnostics, Inc. (OTCBB: CEMI), which develops, manufactures, markets and licenses point-of-care diagnostic tests announced that its DPP® Oral HIV 1&2 Screen Assay for use with oral fluid or blood samples has been approved by  the U.S. Agency for International Development (“USAID”) for inclusion on the list of approved rapid HIV tests.  This approval makes the test eligible for procurement with funds provided by the United States President’s Emergency Plan for AIDS Relief, or PEPFAR.  Recent international field studies, including one undertaken by the U.S. Centers for Disease Control Global AIDS Program (“CDC-GAP”) on behalf of the USAID for purposes of this approval, indicate that the product’s accuracy exceeds that of certain other rapid HIV tests that are widely used by PEPFAR.  Chembio has initiated clinical trials in the United States for this product in connection with a planned United States Food & Drug Administration (“FDA”) Pre-Marketing Approval (“PMA”) application. The clinical trials are anticipated to be completed during 2010. This product and Chembio’s DPP® Syphilis Screen & Confirm test will be exhibited at the HIV Diagnostics Conference that begins today in Orlando, Florida.

The DPP® Oral HIV 1&2 Screen Assay was recently evaluated by CDC-GAP in Mozambique, performing with 100% sensitivity and 99.8% specificity, a performance which exceeded that of each of the other three tests (two blood tests and one oral fluid test) that were included in the study, two of which are leading tests widely used by PEPFAR and other international HIV/AIDS programs. The CDC-GAP study involved 1674 patients (517 positive and 1157 negative). In a second study, sponsored by Chembio and conducted through the National Hospital in Abuja, Nigeria  in which a total of 645 patients participated (223 positive and 422 negative), the Chembio DPP® oral fluid assay performed with 100% sensitivity and 100% specificity. These two international studies provide strong evidence of outstanding performance for this assay.

Chembio is now registering and establishing distribution for the DPP® oral fluid HIV test in developing world markets where there is expected demand for this unique product.   Once Chembio receives the PMA approval currently anticipated to be during 2011, it intends to market the product through its own sales organization in order to provide its customers with optimal  pricing and support. Chembio also then intends to pursue Over-the-Counter (OTC) approval of this product. The regulatory pathway for OTC approval was significantly clarified on November 17, 2009 by the FDA’s Blood Products Advisory Committee.

Lawrence Siebert, Chembio’s Chief Executive Officer, commented, “We are very pleased with the performance of our product in these studies and our USAID approval. Complemented by our patent-pending oral fluid collection system and 24-month room temperature stability, we believe our DPP® oral fluid HIV test can have a significant impact on HIV prevention efforts globally.”

Mr. Siebert continued, “We believe that there is a significant market opportunity for our oral fluid HIV test in the U.S.  Although oral fluid HIV testing is not as well established internationally compared to the U.S., we believe this is in part because until now there has not been a product that has the performance, convenience, flexibility, stability and pricing features required to serve these markets.”

The DPP® Oral HIV 1&2 Screen Assay is a simple point-of-care diagnostic test for the detection of antibodies to HIV 1&2 which incorporates Chembio’s patented dual path platform (DPP®) rapid diagnostic test technology. It provides the convenience and flexibility of being equally accurate with blood matrices as with oral fluid samples, and uses a similar procedure in all cases.  The oral fluid sample is collected by means of a separate oral fluid swab collection system.  This patent-pending system provides a convenient closed system for the preparation and storage of the sample solution prior to its being applied to the test strip. Chembio’s patented DPP® point-of-care technology allows for the incubation of samples with the capture reagents on a test strip before introduction of the labeling reagent, thereby allowing for a more sensitive binding reaction to take place between the sample and capture reagent(s).  Data show that this achieves more consistent results than oral fluid tests that utilize lateral flow technology, which must mix viscous oral fluid samples with labeling reagents before the reaction with the capture reagent(s) can occur.  The Chembio collection system also enables users the option (with oral fluid or blood samples) to store samples before the test is run for extended periods, and/or to retain samples for further testing.

The DPP® Syphilis Screen & Confirm rapid test is the first simple rapid test which can  detect the two markers (treponemal and non-treponemal) that must be present in order to confirm that there is an active, untreated case of syphilis.    Although there is no assurance, regulatory clearance for this product is being planned for 2011.

Information about the HIV Testing Conference can be viewed at: http://www.hivtestingconference.org/.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $7 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
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Susan Norcott 631-924-1135 x125
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Investor & Public Relations
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